Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of DASAN Zhone Solutions, Inc. of our report dated March 18, 2019 relating to the financial statements of Keymile GmbH, which appears in DASAN Zhone Solutions, Inc.’s Current Report on Form 8-K/A (filed on March 18, 2019).  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Hannover, Germany

March 22, 2019

PricewaterhouseCoopers GmbH

Wirtschaftsprüfungsgesellschaft

/s/ Jens Wedekind	/s/ ppa. Michael Meseberg
Wirtschaftsprüfer	Wirtschaftsprüfer
(German Public Auditor)	(German Public Auditor)

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